INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 333-00767 of Amerindo Funds on Form N-1A of our report dated December 13, 2002 appearing in the Annual Report to Shareholders of Amerindo Funds Inc., which includes the Amerindo Technology Fund, Amerindo Internet B2B Fund and Amerindo Health and Biotechnology Fund for the year ended October 31, 2002, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, all of which are a part of such Registration Statement.